Exhibit 5.1

                                                                     FILE NUMBER
                                                                          866701

                                January 22, 2002


Glimcher Realty Trust
20 South Third Street
Columbus, Ohio 43215

         Re:   Registration Statements on Form S-8

Ladies and Gentlemen:

     We have served as Maryland counsel to Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of an aggregate of 4,100,000 common shares of beneficial interest (the "Shares"), $.01 par value per share, of the Company (the "Common Shares") covered by a Registration Statement on Form S-8 (No. 33-945242), and all amendments thereto (the " 1995 Registration Statement"), and a Registration Statement on Form S-8 (No. 333-84537), and all amendments thereto (the "1999 Registration Statement," and together with the 1995 Registration Statement, the "Registration Statements"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares may be issued by the Company as follows: (i) up to 400,000 Common Shares (the "Employee Plan Shares") may be issued pursuant to the Company's 1993 Employee Share Option Plan (the "Employee Plan"), (ii) up to 700,000 Common Shares (the "Trustee Plan Shares") may be issued pursuant to the Company's 1993 Trustee Share Option Plan (the "Trustee Plan"), and (iii) up to 3,000,000 Common Shares (the "Incentive Plan Shares") may be issued pursuant to the Company's 1997 Incentive Plan (the "Incentive Plan," and together with the Employee Plan and the Trustee Plan, the "Plans"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statements.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

Glimcher Realty Trust
January 22, 2002
Page 2

          1. Each of the Registration Statements, as filed with the Commission, pursuant to the 1933 Act, including Post-Effective Amendment No. 1 to each of the Registration Statements;

          2. The Amended and Restated Declaration of Trust of the Company, as amended (the "Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Bylaws of the Company, certified as of a recent date by its Secretary;

          4. Resolutions adopted by the Board of Trustees of the Company (the "Board") relating to (i) the approval of each of the Plans, and (ii) the issuance and registration of the Shares, certified as of a recent date by the Secretary of the Company;

          5. Resolutions adopted by the shareholders of the Company relating to the approval of the Employee Plan and the Trustee Plan;

          6. A specimen of the certificate evidencing the Shares, certified as of a recent date by the Secretary of the Company;

          7. A certificate of the SDAT as of a recent date as to the good standing of the Company;

          8. A certificate executed by the Secretary of the Company, dated as of the date hereof;

          9. A copy of each of the Plans, as amended, certified as of a recent date by the Secretary of the Company; and

          10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Glimcher Realty Trust
January 22, 2002
Page 3

          4. All Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

          5. The Shares will not be issued in violation of any restriction or limitation contained in the Declaration.

          6. The options granted under each of the Plans will be duly exercised in accordance with the terms and provisions set forth in the applicable Plan.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Employee Plan Shares have been duly authorized for issuance pursuant to the Employee Plan and, when and if issued and delivered against payment therefor in the manner described in the Employee Plan, the Registration Statements and the resolutions of the Board authorizing their issuance and assuming that the sum of (a) all shares of beneficial interest issued and outstanding as of the date hereof, (b) any shares of beneficial interest issued between the date hereof and the dates on which the Employee Plan Shares are actually issued, and (c) the Employee Plan Shares will not exceed the total number of shares of beneficial interest that the Company is then authorized to issue, the Employee Plan Shares will be validly issued, fully paid and nonassessable.

          3. The Trustee Plan Shares have been duly authorized for issuance pursuant to the Trustee Plan and, when and if issued and delivered against payment therefor in the manner described in the Trustee Plan, the Registration Statements and the resolutions of the Board authorizing their issuance and assuming that the sum of (a) all shares of beneficial interest issued and outstanding as of the date hereof, (b) any shares of beneficial interest issued between the date hereof and the dates on which the Trustee Plan Shares are actually issued, and (c) the Trustee Plan Shares will not exceed the total number of shares of beneficial interest that the Company is then authorized to issue, the Trustee Plan Shares will be validly issued, fully paid and nonassessable.

          4. The Incentive Plan Shares have been duly authorized for issuance pursuant to the Incentive Plan and, when and if issued and delivered against payment therefor in the

Glimcher Realty Trust
January 22, 2002
Page 4

     manner described in the Incentive Plan, the Registration Statements and the resolutions of the Board authorizing their issuance and assuming that the sum of (a) all shares of beneficial interest issued and outstanding as of the date hereof, (b) any shares of beneficial interest issued between the date hereof and the dates on which the Incentive Plan Shares are actually issued, and (c) the Incentive Plan Shares will not exceed the total number of shares of beneficial interest that the Company is then authorized to issue, the Incentive Plan Shares will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statements and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                Very truly yours,


                                /s/ Ballard Spahr Andrews & Ingersoll, LLP